UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Microsoft Corporation

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MICROSOFT CORPORATION

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 30, 2016

The following information relates to the definitive proxy statement of Microsoft Corporation (the “Company”) filed with the Securities and Exchange Commission on October 18, 2016 (the “Proxy Statement”) in connection with the Company’s 2016 Annual Meeting of Shareholders to be held at Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004, on November 30, 2016 at 8:00 a.m. Pacific Time (the “Annual Meeting”). All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal 5

The disclosure included in the Proxy Statement under Proposal 5, in which the Company is seeking shareholder approval at the Annual Meeting of the Rules of the Microsoft Corporation 2001 Stock Plan for Stock Awards Granted to Employees in France (the “French Sub Plan”), is hereby supplemented with the following information:

As of September 30, 2016, approximately 1,973 employees of the Company’s French subsidiaries would qualify for French tax-qualified restricted stock units under the French Sub Plan. The benefits of these awards are not currently determinable.

Supplemental Disclosure Concerning the Company’s Compensation Discussion and Analysis

The disclosure included in the Proxy Statement, in Section 3 of the Compensation Discussion and Analysis, is supplemented by adding to the end of footnote (2) to the table titled “Long-term incentive” on page 36 of the Proxy Statement:

Vesting of these awards was also conditioned on attaining a performance goal established under Internal Revenue Code Section 162(m). That goal, positive operating income for fiscal year 2016 as reported in the Company’s financial statements, was met.

Except as specifically set forth above, this Supplement does not modify or update any other disclosures presented in the Proxy Statement. In addition, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

Any vote previously entered, either by mailing a proxy card, over the Internet or by telephone, “FOR,” “AGAINST” or “ABSTAIN” on any proposal to be voted upon at the Annual Meeting will be counted as a “FOR,” “AGAINST” or “ABSTAIN” vote on such proposal at the Annual Meeting. If you have already returned your proxy card or voted your proxy over the Internet or by telephone, and would like to change your vote on any matter, you may revoke your proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, mail, or in person at the Annual Meeting, another proxy dated as of a later date. If you hold your shares through a broker or bank you must contact them in order to find out how to change your vote.